Exhibit 99.1

YHN Acquisition I Limited Announces the Separate Trading of its Ordinary Shares and Rights,
Commencing November 8, 2024

New York, Nov. 06, 2024 (GLOBE NEWSWIRE) -- YHN Acquisition I Limited (NASDAQ: YHNA, the “Company”) announced today that, commencing November 8, 2024, holders of the units sold in the Company’s initial public offering completed on September 19, 2024 may elect to separately trade the ordinary shares and the rights comprising such units on The Nasdaq Global Market (“Nasdaq”).

The ordinary shares and rights that are separated will trade on Nasdaq under the symbols “YHNA” and “YHNAR” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “YHNAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

The units were initially offered by the Company in an underwritten offering. Lucid Capital Markets, LLC acted as the sole book-running manager for the offering. A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2024. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

YHN Acquisition I Limited

2/F, Hang Seng Building

200 Hennessy Road, Wanchai

Hong Kong

Attn: Satoshi Tominaga, Chief Executive Officer

Email: stominaga8@outlook.com